JF CHINA REGION FUND, INC.

FOR IMMEDIATE RELEASE

Contacts:

Simon Crinage, President and Interested Director

Lucy Dina, Secretary

Telephone: +44 20 7742 4000

Email: lucy.j.dina@jpmorgan.com

Website: http://www.jfchinaregion.com

JF CHINA REGION FUND, INC ANNOUNCES CHANGE OF NAME - BOSTON, MA, December 6, 2013

The Board of the JF China Region Fund, Inc (NYSE: JFC; the ‘Fund’) announces that it has decided to include the JPMorgan branding in the Fund’s name, given that the JF brand no longer exists. Therefore, with effect from December 6, 2013 the Fund will change its name to:

JPMorgan China Region Fund, Inc.

The Company will begin trading under its new name on December 13, 2013. The Company’s ticker will remain as ‘JFC’ but the Fund’s website address will shortly change to www.jpmchinaregion.com.

The Fund is a non-diversified, closed-end management investment company whose shares are traded on the New York Stock Exchange. The Fund trades under the symbol “JFC.”

The JF China Region Fund, Inc. invests primarily in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan, and Macao--collectively, the China Region.

J.P. Morgan Fund Services, in Boston, MA is the Fund’s accounting and administrative agent.